AMENDMENT TO
                              OMNIBUS FEE AGREEMENT


         This Amendment is made as of October 15, 1999, among ProFunds (the "Company"), BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS LP") and BISYS Fund Services, Inc. ("BISYS"). The parties hereby amend the Omnibus Fee Agreement (the "Agreement") among the Company, BISYS LP and BISYS, dated as of October 28, 1997, as set forth below.

         WHEREAS, the parties hereto wish to modify the fee schedule set forth in the section of Schedule A to the Agreement entitled "Transfer Agency Services".

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

          1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

          2. Schedule A to the Agreement shall be amended by replacing the section entitled "Transfer Agency Services" with the following:

                           Transfer Agency Services

                           The Company shall pay to BISYS LP on the first business day of each month, or at such time(s) as BISYS LP shall request and the parties hereto shall agree, the fees set forth below.

                                    For the ProFund VP UltraOTC,  the ProFund VP
                                    SmallCap and the ProFund VP Europe 30:

                                            $12,500 per cusip per year


                          For all other Funds of the Company*: an annual fee of $15.00 per shareholder account.

                  The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in the Transfer Agency Agreement.

                  *Excluded from this fee schedule are the following Funds, which have been registered but have not commenced operations:
                  ProFund VP Bull, ProFund VP UltraBull, ProFund VP UltraEurope, ProFund VP Bear, ProFund VP UltraBear, ProFund VP UltraShort OTC, ProFund VP UltraShort Europe, and ProFund VP Money Market.

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          3.   This Amendment may be executed in one or more counterparts,  each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

          4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    PROFUNDS

                                    By: __________________________________

                                    Title:________________________________

                                    BISYS FUND SERVICES
                                    LIMITED PARTNERSHIP

                                    By: BISYS Fund Services, Inc.,
                                        General Partner

                                    By: __________________________________

                                    Title:________________________________

                                    BISYS FUND SERVICES, INC.

                                    By: __________________________________

                                    Title: _______________________________